Exhibit 1.1

1,000,000

CAPITAL ONE CAPITAL VI

8.875% Cumulative Trust Preferred Securities

(Liquidation Amount of $1,000 per Security)

Fully and unconditionally guaranteed on a junior subordinated basis,

as described in the Prospectus, by

CAPITAL ONE FINANCIAL CORPORATION

UNDERWRITING AGREEMENT

November 9, 2009

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Wells Fargo Securities, LLC

301 S. College Street

Charlotte, North Carolina 28288

As Representatives of the several

Underwriters named in Schedule I hereto,

Dear Sirs:

Capital One Capital VI (the “Trust”), a statutory trust created under the Statutory Trust Act (the “Delaware Act”) of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. §3801 et seq.), a subsidiary of Capital One Financial Corporation, a Delaware corporation (the “Company” and, together with the Trust, the “Offerors”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for which you are acting as representatives (the “Representatives”), the aggregate number of 8.875% Cumulative Trust Preferred Securities (liquidation amount of $1,000 per security) issued by the Trust (the “Securities”) as set forth in Schedule I attached hereto.

The Securities are to be issued under an amended and restated declaration of trust (the “Declaration”), to be dated as of November 13, 2009, among the Company, as sponsor, The Bank of New York Mellon Trust Company, N.A., as institutional trustee (the “Institutional Trustee”), BNY Mellon Trust of Delaware, as Delaware trustee (the “Delaware Trustee”), and two individuals who are officers or employees of the Company, as administrative trustees (the “Administrative Trustees” and, together with the Institutional Trustee and the Delaware Trustee, the “Trustees”), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Securities will be guaranteed by the Company on a junior subordinated basis with respect to distributions and amounts payable upon liquidation or redemption (the “Guarantee”), to the extent described in the Prospectus (as defined below) pursuant to a guarantee agreement, to be dated as of November 13, 2009 (the “Guarantee Agreement”), between the Company and The Bank of New York Mellon Corporation, as guarantee trustee (the “Guarantee Trustee”).

The Trust will use the proceeds from the sale of the Securities together with the proceeds from the sale of its common securities (the “Common Securities”) to the Company to purchase $1,000,000,000 aggregate principal amount of 8.875% Junior Subordinated Notes due 2040 (the “Junior Subordinated Debt Securities”) issued by the Company pursuant to the provisions of a junior subordinated indenture dated as of June 6, 2006, as supplemented by a fifth supplemental indenture to be dated as of November 13, 2009 (the “Indenture”) between the Company and The Bank of New York Mellon Corporation, as trustee (the “Indenture Trustee”).

The Offerors understand that the Underwriters propose to make an offering of the Securities as soon as the Underwriters deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered and the Declaration, the Indenture and the Guarantee have been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

1. Registration Statement and Prospectus. The Offerors have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-159085) under the Securities Act of 1933, as amended (the “Securities Act”) in respect of, among other securities, the Securities, the Junior Subordinated Debt Securities and the Guarantee (as amended through the date of this Agreement, being herein referred to as the “Registration Statement”). Such Registration Statement is automatically effective upon filing with the Commission. The Registration Statement contains a base prospectus in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Any preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is used prior to filing of the Prospectus is called, together with the Base Prospectus, a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto but shall not include any free writing prospectus (as such term is used in Rule 405 under the Securities Act). Any Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or the Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and incorporated by reference in such preliminary prospectus or such Prospectus, as the case may be. The Company and the Trust also have prepared and filed (or will file) with the Commission the Issuer Free Writing Prospectuses (as defined below) set forth on Schedule II hereto. All references in this Agreement to the Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Trust agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, the number of Securities set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 11 hereto). The purchase price (“Purchase Price”) for each Security to be paid by the several Underwriters shall be the initial public offering price per Security of $987.05. As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Securities by the Trust will be used to purchase the Junior Subordinated Debt Securities of the Company, the Company hereby agrees to pay on the Closing Date to the Underwriters, a commission of $12.50 per Security.

3. Terms of Public Offering. The Offerors are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Securities as soon after the execution hereof as practicable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

4. Delivery and Payment. The Trust will deliver, or cause to be delivered, the Securities to the Representatives for the account of each Underwriter against payment by or on behalf of such Underwriter of the Purchase Price by wire transfer of Federal (same-day) funds to the account specified by the Trust to the Representatives at least twenty-four hours in advance, by depositing certificates representing the Securities with a custodian (the “Custodian”) for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., or such other nominee as DTC may designate, and shall cause DTC to credit the Securities to the accounts of the Representatives at DTC. The time and date of such delivery and payment, with respect to the Underwritten Securities, shall be 10:00 A.M., New York City time on November 13, 2009 (the “Closing Date”), or such other time and date as the Representatives and the Trust may agree upon in writing.

Certificates for the Securities shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date.

5. Agreements of the Offerors. Each of the Offerors jointly and severally agrees with you:

(a) To file the Prospectus with the Commission pursuant to Rule 424(b)(5) under the Securities Act not later than the second business day following the execution and delivery of this Agreement.

(b) During the period beginning at the Time of Sale (as defined below) and ending on the later of the Closing Date or such date as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or a dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package (as defined below) or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement.

(c) If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or Prospectus as then amended and supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the opinion of the Representatives it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Offerors agree to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to paragraph (b) above), file with the Commission (and use their best efforts to have any amendment to the Registration Statement or any new registration statement be declared effective) and furnish at their own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(d) The Offerors will prepare a final term sheet containing only a description of the Securities, in a form approved by the Representatives, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(e) Each Offeror represents that (other than the Final Term Sheet) it has not made, and agrees that during the Prospectus Delivery Period, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that would constitute an issuer free writing prospectus as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”) or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 of the Securities Act required to be filed by an Offeror with the Commission or retained by an Offeror under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II hereto. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each Offeror agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied or will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. Each Offeror consents to the use during the Prospectus Delivery Period by any Underwriter of (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule II hereto, or (iii) (x) information describing the preliminary terms of the Securities or their offering or (y) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet.

(f) During the Prospectus Delivery Period, the Offerors will advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or the Disclosure Package or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iii) of the happening of any event during the Prospectus Delivery Period which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. During the Prospectus Delivery Period, the Offerors will prepare and file with the Commission, promptly upon your reasonable request, any amendment or supplement to the Registration Statement, the Base Prospectus, the Prospectus or the Disclosure Package which may be necessary or advisable in connection with the distribution of the Securities by you, and will use their reasonable best efforts to cause any such post-effective amendment to the Registration Statement to become promptly effective. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Offerors will use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(g) During the Prospectus Delivery Period, the Offerors will furnish to you, without charge, signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

(h) During the Prospectus Delivery Period, the Offerors will furnish to each Underwriter and dealer as many copies of the Base Prospectus and the Prospectus (each as amended or supplemented) as such Underwriter or dealer may reasonably request.

(i) Prior to any public offering of the Securities, the Offerors will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Securities for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification, provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not so qualified or take any action that would subject it to service of process in suits other than those arising out of the offering or sale of the Securities in any jurisdiction where it is not now so subject.

(j) The Company will make generally available to its security holders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(k) If at any time during the five year period after the date of this Agreement, the Company ceases to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of the Securities a financial report of the Company and its subsidiaries (including the Trust) on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of changes in stockholders’ equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to mail and make generally available as soon as reasonably practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

(l) The Company will pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Securities Act of the Base Prospectus, each preliminary prospectus and all amendments and supplements to any of them prior to or during the Prospectus Delivery Period, any Issuer Free Writing Prospectus and the Disclosure Package, (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the Prospectus Delivery Period, (iii) the registration or qualification of the Securities, the Guarantee and the Junior Subordinated Debt Securities for offer and sale under the securities or Blue Sky laws of the several states (including in each case the reasonable and documented fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (iv) filings and clearance with the Financial Industry Regulatory Authority, Inc. in connection with the offering, (v) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Securities by the Underwriters or by dealers to whom Securities may be sold, (vi) the rating agencies in connection with the rating of the Securities, (vii) the preparation, issuance, execution, authentication and delivery of the Securities and, (viii) any expenses of the Trustees, the Guarantee Trustee and the Indenture Trustee.

(m) During the period beginning on the date hereof and continuing to and including the Closing Date, the Company will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities; provided, however, the Company may, at any time, offer or sell or announce the offering of commercial paper issued in the ordinary course of business.

(n) The Offerors will apply the net proceeds from the sale of the Securities in the manner described under the caption “Use of Proceeds” in the Prospectus.

(o) The Offerors will use their best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Offerors prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

6. Representations and Warranties of the Company and the Trust.

(A) The Offerors jointly and severally represent and warrant to each Underwriter that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and, to the best of each Offeror’s knowledge, no proceedings for such purpose are pending before or threatened by the Commission. No order preventing the use of any preliminary prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

(b) (i) At the respective times the Registration Statement and any post-effective amendment thereto became or becomes effective prior to the Closing Date, neither the Registration Statement nor such amendment included or will include an untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, as of the date such amendment becomes effective or such supplement is filed with the Commission, as the case may be, will comply in all material respects with the Securities Act and the Trust Indenture Act, (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, as of the date such amendment becomes effective or such supplement is filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Offerors in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof, and (iv) the documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were or hereafter are filed with the Commission prior to the Closing Date, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together and with the other information in the Prospectus, as of the date of the Prospectus and at all times subsequent thereto up to the Closing Date, did not and will not contain an untrue statement of material fact or did not and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) The term “Disclosure Package” shall mean (i) the Base Prospectus, including the preliminary prospectus supplement dated November 9, 2009, as amended or supplemented at the Time of Sale (as defined below), and (ii) the Issuer Free Writing Prospectuses, if any, identified on Schedule II hereto. As of the Time of Sale, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Offerors by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof. As used in this paragraph and elsewhere in this Agreement “Time of Sale” shall mean 4:41 p.m. on November 9, 2009.

(d) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement as modified or superseded as of the date hereof, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Offerors by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(e) The Offerors have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering materials in connection with the offering and sale of the Securities other than a preliminary prospectus, the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Schedule II hereto.

(f) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Act; is and will be treated as a “grantor trust” for federal income tax purposes under existing law; has the statutory trust power and authority to conduct its business as presently conducted and as described in the Disclosure Package and the Prospectus, and to perform its obligations hereunder and in the Declaration; is not required to be authorized to do business in any other jurisdiction; and is not a party to or otherwise bound by any agreement other than those described in the Disclosure Package and the Prospectus.

(g) This Agreement has been duly authorized, executed and delivered by the Company and the Trust and is a valid and binding agreement of the Company and the Trust enforceable in accordance with its terms (except as limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) equitable principles of general applicability).

(h) Ernst & Young LLP are independent public accountants with respect to the Offerors as required by the Securities Act.

(i) The Securities will be duly authorized for issuance by the Trust and, when authenticated in the manner provided for in the Declaration and issued and delivered against payment therefor as provided herein, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the assets of the Trust, not subject to any preemptive or other similar rights, and will conform as to legal matters in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus; holders of the Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

(j) The Common Securities will be duly authorized for issuance by the Declaration and, when issued and delivered by the Trust to the Company against payment therefor, will be validly issued and (subject to the terms of the Declaration) fully paid undivided beneficial interests in the assets of the Trust and will conform as to legal matters in all material respects to the description thereof in the Registration Statement, the Disclosure Statement and the Prospectus; the issuance of the Common Securities will not be subject to any preemptive or other similar rights; and at the Closing Date, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of all liens, encumbrances, equities or claims.

(k) None of the Company, each of its subsidiaries that is a “Significant Subsidiary” within the meaning of such term as defined in Rule 1-02 of Regulation S-X of the Commission (the “Significant Subsidiaries”), or the Trust is in violation of its respective organizational documents or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness material to the Company and its subsidiaries, taken as a whole, or the Trust, or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its Significant Subsidiaries is a party or by which it or any of its Significant Subsidiaries or their respective property is bound.

(l) The execution, delivery and performance of this Agreement, the Indenture, the Junior Subordinated Debt Securities and the Guarantee Agreement and compliance by the Company and the Trust with all the provisions hereof and thereof and the consummation by the Company and the Trust of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except those that have previously been received from the Federal Reserve Board and as such may be required under the Securities Act or the rules and regulations thereunder or state securities or insurance laws and the qualification of the Declaration, the Guarantee Agreement and the Indenture under the Trust Indenture Act) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its Significant Subsidiaries or the Declaration or any material indenture, agreement, or other instrument to which it or any of its Significant Subsidiaries is a party or by which it or any of its Significant Subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Trust, the Company, any of its Significant Subsidiaries or their respective property.

(m) The Company, each of its Significant Subsidiaries and the Trust are in compliance in all material respects with all laws administered by and regulations of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision and any other federal or state bank regulatory authority with jurisdiction over the Company or any of its subsidiaries (which shall include, for the avoidance of doubt, the U.S. Department of Treasury in respect of the TARP Capital Purchase Program) (the “Bank Regulatory Authorities”), other than where such failures to comply would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. Except in each case as set forth in the Disclosure Package and the Prospectus, neither the Company nor any of its Significant Subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulatory Authority which restricts materially the conduct of its business, or requires any material change in its policies or practices relating to capital, credit or management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

(n) The Trust, the Company and each of the Company’s subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (“permits”), as are necessary to own, lease and operate its respective properties that are material to the Company and its subsidiaries, taken as a whole, or to the conduct of the business of the Company and its subsidiaries, taken as a whole; each of the Trust, the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Disclosure Package and the Prospectus, such permits contain no restrictions that are materially burdensome to the Company and its subsidiaries, taken as a whole, or the Trust.

(o) Each of the Administrative Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Declaration.

(p) None of the Offerors is required, or upon the issuance and sale of the Securities pursuant to this Agreement, will be required to register as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(B) The Company represents and warrants to each Underwriter that:

(a) The Company meets the requirements for use of Form S-3 under the Securities Act.

(b) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, including not having been an “ineligible issuer” as defined in Rule 405.

(c) The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405, that initially became effective within three years of the date hereof.

(d) The Company has not received from the Commission any notice pursuant to Rule 401(g) under the Securities Act objecting to the use of the automatic shelf registration statement form. If at any time during the Prospectus Delivery Period the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(e) The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(f) The Company and each of its Significant Subsidiaries is validly existing as a corporation (or, in the case of each of Capital One Bank (USA), National Association and Capital One, National Association, as a national banking association organized under the laws of the United States) in good standing under the laws of its jurisdiction of incorporation and has in all material respects the corporate power and authority to operate its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(g) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company’s Significant Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

(h) The Junior Subordinated Debt Securities have been duly and validly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Underwriters against payment therefor as provided by this Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) equitable principles of general applicability.

(i) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms (except as limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) equitable principles of general applicability and as rights to indemnity and contribution hereunder may be limited by applicable law).

(j) Each of the Indenture, the Guarantee Agreement and the Declaration will have been duly qualified under the Trust Indenture Act and will have been duly authorized, executed and delivered by the Company. Assuming due authorization, execution and delivery of each of the Indenture, the Guarantee Agreement and the Declaration by parties other than the Company (other than, with respect to the Declaration the Administrative Trustees), when validly executed and delivered by the Company, each of the Indenture, the Guarantee Agreement and the Declaration will be a valid and binding agreement of the Company enforceable against the Company in accordance with its terms except as may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally, (ii) equitable principles of general applicability or (iii) with respect to the Declaration, considerations of public policy or the effect of applicable law relating to fiduciary duties. The Indenture, the Guarantee Agreement and the Declaration conform to all statements relating thereto contained in the Disclosure Package and the Prospectus.

(k) The Company’s obligations under the Guarantee Agreement are subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) and are pari passu with the obligations of the Company as set forth in the Guarantee Agreement.

(l) The Junior Subordinated Debt Securities are subordinated and junior in right of payment to all Senior Indebtedness of the Company.

(m) Except as otherwise set forth in the Disclosure Package and the Prospectus, there are no material legal or governmental proceedings pending that are required to be disclosed in the Prospectus to which the Company or any of its subsidiaries (including the Trust) is a party or of which any of their respective property is the subject, and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

(n) The consolidated financial statements, together with related schedules and notes forming part of the Registration Statement, the Disclosure Package and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement, the Disclosure Package and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such consolidated financial statements and the books and records of the Company.

(o) The Company maintains (i) effective internal control over financial reporting as defined under Rule 13a-15(f) under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(p) Except as disclosed in the Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, the Company’s independent public accounting firm has not identified any material weakness in the Company’s internal control over financial reporting (whether or not remediated) and there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(q) Neither the Company nor any of its subsidiaries, nor the Trust, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries or the Trust is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and the Trust and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(r) None of the Company, any of its subsidiaries or the Trust or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(s) The operations of the Company and its subsidiaries or the Trust are in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company, its subsidiaries or the Trust conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company, its subsidiaries and the Trust (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, which could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(C) The Trust represents and warrants to each Underwriter that:

(a) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action (trust or otherwise) on the part of the Trust, and will not result in any violation of the Declaration or the Certificate of Trust for the Trust, dated as of May 6, 2009 (the “Certificate of Trust”), and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Trust is a party or by which it may be bound or to which any of its properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Trust or any of its properties (except for conflicts, breaches, violations or defaults which would not, individually or in the aggregate, be materially adverse to the Trust, or materially adverse to the transactions contemplated by this Agreement).

(b) The issuance and sale of the Securities and the Common Securities and the consummation by the Trust of the transactions contemplated herein and therein and compliance by the Trust with its obligations hereunder and thereunder will have been duly authorized by all necessary action (trust or otherwise) on the part of the Trust, and will not result in any violation of the Declaration or the Certificate of Trust, and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Trust is a party or by which it may be bound or to which any of its properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Trust or any of its properties (except for conflicts, breaches, violations or defaults which would not, individually or in the aggregate, be materially adverse to the Trust, or materially adverse to the transactions contemplated by this Agreement).

7. Representations and Warranties of the Underwriters. Each Underwriter hereby represents and agrees that it has not and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act (other than the Final Term Sheet) without the prior consent of the Company or as permitted in Section 5(e) above and that Schedule II hereto is a complete list of any free writing prospectus for which the Underwriters have received such consent.

8. Indemnification. (a) The Offerors jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus (each as amended or supplemented if the Company or the Trust shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriters furnished in writing to the Company or the Trust by or on behalf of any Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in this Section 8.

(b) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement, the Prospectus or the Disclosure Package or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company or the Trust, such Underwriter shall promptly notify the Company and the Trust in writing and the Company and the Trust, as applicable, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company or the Trust, (ii) the Company or the Trust shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company or the Trust and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Trust (in which case the Company or the Trust shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company or Trust shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by the Representatives, and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Neither the Company nor the Trust shall be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Company or the Trust, as applicable, the Company and Trust agree to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statements as to, or an admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Trust, the Trustees, each of their respective directors, officers and trustees who signs the Registration Statement and each person controlling either of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Trust to each Underwriter but only to the extent of losses, claims, damages, liabilities and judgments arising out of or based upon information relating to such Underwriter furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the Base Prospectus, the Disclosure Package or the Prospectus. You confirm that the Underwriters’ names on the cover page of the preliminary prospectus supplement and the Prospectus and the Underwriters’ names in the table in the first paragraph and the statements set forth in the third and seventh paragraphs under the heading “Underwriting” in the preliminary prospectus supplement and the Prospectus were furnished in writing to the Company and the Trust by or on behalf of the Underwriters expressly for use therein. In case any action shall be brought against any of the indemnified parties under this Section 8(c) based on the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company and the Trust (except that if the Company or the Trust shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the indemnified parties under this Section 8(c) shall have the rights and duties given to the Underwriter, by Section 8(b) hereof.

(d) If the indemnification provided for in paragraphs (a), (b) and (c) of this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Trust and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Trust and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Trust, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Securities, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Trust and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Trust or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Trust and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective amount of Securities purchased by each of the Underwriters hereunder and not joint.

(e) The Company agrees to indemnify the Trust against all losses, claims, damages or liabilities incurred by the Trust under Section 8 hereof.

9. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Securities under this Agreement are subject to the satisfaction of each of the following conditions:

(a) All the representations and warranties of the Offerors contained in this Agreement shall be true and correct on the Closing Date, with the same force and effect as if made on and as of the Closing Date.

(b) The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act, and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the best knowledge of the Company, contemplated by, the Commission.

(c) The Final Term Sheet, and any other material required to be filed by the Offerors pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under Rule 433.

(d) At the Closing Date, at least one “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)(2) under the Securities Act), has rated the Securities in one of its four highest categories, and subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any such nationally recognized statistical rating organization.

(e) (i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company and its subsidiaries taken as a whole, except as set forth or contemplated in the Prospectus, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth or contemplated in the Registration Statement and Prospectus, (iii) neither the Trust nor the Company and its subsidiaries shall have any liability or obligation, direct or contingent, which is material to the Trust or the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus and (iv) on the Closing Date, you shall have received a certificate of the Company dated the Closing Date, signed on its behalf by the Chief Financial Officer and the Treasurer of the Company, and a certificate dated the Closing Date, signed by the Administrative Trustees confirming the matters set forth in paragraphs (a), (b), (c), (d) and (e) (i) – (iii) of this Section 9.

(f) You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of a Chief Counsel or Deputy General Counsel of the Company, or such other person as the Company and the Representatives may agree. The opinion of such counsel shall be rendered to you at the request of the Company and shall so state therein.

(g) You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Gibson, Dunn & Crutcher LLP, special counsel to the Company.

(h) You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Richards, Layton & Finger, P.A., special Delaware counsel to the Company and the Trust.

(i) You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Richards, Layton & Finger, P.A., special Delaware counsel to the Company and the Trust relating to BNY Mellon Trust of Delaware.

(j) You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Emmet, Marvin & Martin, LLP, counsel to The Bank of New York Mellon Trust Company, N.A., as Indenture Trustee under the Indenture, as Guarantee Trustee under the Guarantee Agreement, and as Institutional Trustee under the Declaration.

(k) You shall have received on the Closing Date an opinion, dated the Closing Date, of Morrison & Foerster LLP, counsel for the Underwriters, covering such matters as you may request.

(l) You shall have received letters on and as of the date hereof and on and as of the Closing Date, in form and substance satisfactory to you, from Ernst & Young LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement, the preliminary prospectus and the Prospectus.

(m) The Company and the Trust shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Trust at or prior to the Closing Date.

(n) You shall have received such further information, certificates and documents as you may reasonably request.

10. Effective Date of Agreement and Termination. This Agreement shall become effective upon the execution of this Agreement.

This Agreement may be terminated at any time prior to the Closing Date by the Representatives by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus and since the Time of Sale, any material adverse change or development involving a prospective material adverse change (including, without limitation, the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority) in the condition, financial or otherwise, of the Company and its subsidiaries taken as a whole or the earnings, affairs, or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, which would, in the judgment of the Representatives, make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic conditions or in the financial markets of the United States or elsewhere that, in the judgment of the Representatives, is material and adverse and would, in the judgment of the Representatives, make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities generally, or in the securities of the Company listed, on the New York Stock Exchange, NYSE Amex or The NASDAQ Stock Market, or limitation on prices on any such exchange, (iv) a material disruption in securities settlement that makes it impracticable to deliver the Securities in the manner contemplated by the Prospectus, or (v) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the opinion of the Representatives has a material adverse effect on the financial markets in the United States.

11. Default of Underwriter. If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase and pay for any of the Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total principal amount of Securities to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the principal amount of Securities set forth opposite its name in Schedule I bears to the total principal amount of Securities which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-

defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

12. No Agency or Fiduciary Duty. Each of the Company and the Trust acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s length commercial transaction between the Company and the Trust, on the one hand, and the several Underwriters, on the other hand, and each of the Company and the Trust is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Trust or the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed an advisory, agency or fiduciary responsibility in favor of the Trust or the Company with respect to any of the transactions contemplated hereby (irrespective of whether such Underwriter has advised or is currently advising the Trust or the Company on other matters) and no Underwriter has any obligation to the Trust or the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Trust and the Company and the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Trust and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Trust, the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. Each of the Trust and the Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Trust or the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

13. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Trust, to Capital One Capital VI, c/o Capital One Financial Corporation, 1680 Capital One Drive, McLean, Virginia 22102, Attention: Administrative Trustees, (b) if to the Company, to Capital One Financial Corporation, 1680 Capital One Drive, McLean, Virginia 22102, Attention: General Counsel, and (c) if to any Underwriter, to you c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, and Wells

Fargo Securities, LLC, 301 S. College Street, Charlotte, North Carolina 28288, Attention Transaction Management Department, or in any case to such other address as the person to be notified may have requested in writing.

14. Representations and Indemnities to Survive. The respective indemnities, contribution agreements, representations, warranties and other statements of the Trust, the Company and each of their respective its officers and directors and trustees, and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company, the officers or directors or trustees or any controlling person of them, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

15. Reimbursement of Underwriters’ Expenses. If this Agreement shall be terminated by the Underwriters for any reason under Section 10 of this Agreement, or because of any failure or refusal on the part of the Offerors to comply with the terms or to satisfy any of the conditions of this Agreement, the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

16. Successors. Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Trust, the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

17. Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without reference to choice of law principles thereof.

18. Counterparts. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

Please confirm that the foregoing correctly sets forth the agreement between the Company, the Trust and the several Underwriters.

Very truly yours,

CAPITAL ONE CAPITAL VI

By:	/s/ Thomas A. Feil
Name:	Thomas A. Feil
Title:	Administrative Trustee

CAPITAL ONE FINANCIAL CORPORATION

By:	/s/ Stephen Linehan
Name:	Stephen Linehan
Title:	Treasurer

Accepted:

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

WELLS FARGO SECURITIES, LLC

Acting on behalf of themselves and the several Underwriters named in Schedule I hereto

By: BARCLAYS CAPITAL INC.

By:	/s/ Travis H. Barnes
Name:	Travis H. Barnes
Title:	Managing Director

By: CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden, Jr.
Name:	Jack D. McSpadden, Jr
Title:	Managing Director

By: WELLS FARGO SECURITIES, LLC.

By:	/s/ Carolyn C. Hurley
Name:	Carolyn C. Hurley
Title:	Vice President

SCHEDULE I

Underwriters	Number of Securities to be Purchased
Barclays Capital Inc.	266,667
Citigroup Global Markets Inc.	266,667
Wells Fargo Securities, LLC	266,666
Credit Suisse Securities (USA) LLC	80,000
RBS Securities Inc.	80,000
Keefe, Bruyette & Woods, Inc.	20,000
The Williams Capital Group, L.P.	20,000
TOTAL	1,000,000

SCHEDULE II

Final Term Sheet dated November 9, 2009